CUSIP No. 171077407	SC 13D/A	Page 23 of 24

Exhibit 99.1

Joint Filing Agreement

The persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of August 20, 2024.

PIONEER STEP HOLDINGS LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

DVORAK INTERNATIONAL LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

SKYINVEST ASSOCIATES LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

ELGAR INTERNATIONAL LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

BRILLIANT DYNASTY LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

CHAMPION RIVER VENTURES LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

WINSAVE RESOURCES LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

CUSIP No. 171077407	SC 13D/A	Page 24 of 24

RADIANT TREASURE LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly
	Name:	Chau Hoi Shuen Solina Holly
	Title:	Authorized Person

CHAU HOI SHUEN SOLINA HOLLY

By:	/s/ Chau Hoi Shuen Solina Holly